Exhibit (l)

Dechert LLP 1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax

August 24, 2026

Eagle Point Income Company
600 Steamboat Road, Suite 202
Greenwich, Connecticut 06830

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Eagle Point Income Company, a Delaware statutory trust (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 4 (the “Post-Effective Amendment”) to the Company’s Registration Statement on Form N-2 (File Nos. 333-281763 and 811-23384) (as amended, the “Registration Statement”) originally filed with the Commission by Eagle Point Income Company, Inc., a Delaware corporation (the “Predecessor Registrant”). The Company became the successor to the Predecessor Registrant on August 24, 2026 in connection with the Predecessor Registrant’s conversion from a Delaware corporation to a Delaware statutory trust. In accordance with paragraph (d) of Rule 414 under the Securities Act, the Post-Effective Amendment was filed by the Company, as the successor registrant to the Predecessor Registrant, to expressly adopt the Registration Statement as its own registration statement for all purposes under the Securities Act and under the Securities Exchange Act of 1934, as amended.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Securities.

The Registration Statement, as amended by the Post-Effective Amendment, relates to the registration of the sale from time to time of one or more series of the following securities by the Company (collectively, the “Securities”), and provides that the Securities and the Selling Shareholder Shares (as defined below) may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”):

(a)	the Company’s common shares of beneficial interest, no par value (“Common Shares”);

(b)	the Company’s preferred shares of beneficial interest, no par value or par value $0.001 per share, as the case may be (“Preferred Shares”);

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(c)	the Company’s subscription rights representing rights to purchase Common Shares (“Subscription Rights”); and

(d)	the Company’s debt securities, which may be either senior debt securities or subordinated debt securities and either convertible or unconvertible (“Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee (the “Trustee”).

The Registration Statement also relates to the offer and sale from time to time by certain selling shareholders named therein of up to 3,764,580 Common Shares (the “Selling Shareholder Shares”).

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Company (the “Certificate of Trust”);

(iii)	the Declaration of Trust of the Company (the “Declaration of Trust”);

(iv)	the Bylaws of the Company (the “Bylaws”);

(v)	the form of certificate evidencing the Subscription Rights;

(vi)	the form of indenture governing the Debt Securities (as may be amended or supplemented from time to time, the “Indenture”);

(vii)	the Dealer Manager Agreement;

(viii)	the form of Supplement to Declaration of Trust for Preferred Shares of Beneficial Interest;

(ix)	the form of underwriting agreement for equity securities;

(x)	the form of underwriting agreement for debt securities;

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(xi)	the form of At Market Issuance Dealer Manager Agreement;

(xii)	the form of At Market Issuance Sub-Placement Agreement;

(xiii)	the form of Sales Agreement;

(xiv)	the form of subscription agent agreement for the Subscription Rights;

(xv)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date;

(xvi)	a certificate from the Secretary of the State of Connecticut as to the authorization of the Company to do business in the State of Connecticut; and

(xvii)	the resolutions of the board of Directors of the Company (prior to the Conversion), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the initial authorization and issuance of the Selling Shareholder Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Common Shares, when (a) duly issued and sold by the Company in accordance with the Registration Statement and applicable Prospectus Supplement, upon conversion or exchange of Debt Securities or Preferred Shares or upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees of the Company (the “Board of Trustees”) (or a duly authorized committee thereof) may lawfully determine, will be validly issued, fully paid and nonassessable.

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2.	The Preferred Shares, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion or exchange of Debt Securities as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Shares, if applicable, will be validly issued, fully paid and nonassessable.

3.	The Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable, valid and binding subscription agreement, will be validly issued.

4.	The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (x) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or (y) issued upon exchange or conversion of Preferred Shares as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.	The Selling Shareholder Shares are validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the Board of Trustees, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary trust or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters and any Securities consisting of Common Shares or Preferred Shares, and any Common Shares or Preferred Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

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(ii)	resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;

(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Declaration of Trust, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the Certificate of Trust, Declaration of Trust and Bylaws (collectively, the “Charter”), any Indenture, underwriting agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Trustees, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and shall comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)	upon issuance of any Preferred Shares or Common Shares, including upon exercise, conversion or exchange of Securities, the total number of Preferred Shares or Common Shares issued and outstanding shall not exceed the total number of Preferred Shares or Common Shares, as applicable, that the Company is then authorized to issue under the Charter;

(v)	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

(vi)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

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(vii)	each of the Indenture, subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and shall constitute a valid and binding obligation of, each party thereto (other than the Company);

(viii)	the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(ix)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities and/or Selling Shareholder Shares offered thereby;

(x)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(xi)	if the Securities or the Selling Shareholder Shares will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities and/or the Selling Shareholder Shares, as applicable, in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(xii)	the Indenture shall have been, and shall continue to be, duly qualified under the Trust Indenture Act of 1939, as amended; and

(xiii)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

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The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the Delaware Statutory Trust Act.

The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ Dechert LLP

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